Okta Announces Strong First Quarter Results
•Q1 revenue grew 37% year-over-year; subscription revenue grew 38% year-over-year
•Remaining performance obligations (RPO) grew 52% year-over-year to $1.89 billion
•Record quarterly operating and free cash flows
•Announces Chief Financial Officer transition

SAN FRANCISCO – May 26, 2021 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its first quarter ended April 30, 2021.

"Broad-based demand for both our customer and workforce identity solutions led to another quarter of strong financial results and an excellent start to the fiscal year," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "Organizations around the world are turning to Okta to improve the digital customer experience and to improve how their employees safely connect to their applications from anywhere. With the closing of the Auth0 acquisition earlier this month, we are further enhancing Okta's market-leading identity platform, enabling us to provide even more choice and unprecedented innovation to customers and developers. Together, we’ll capture more of the massive $80 billion identity market opportunity even faster."

First Quarter Fiscal 2022 Financial Highlights:
•Revenue: Total revenue was $251 million, an increase of 37% year-over-year. Subscription revenue was $240 million, an increase of 38% year-over-year.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $1.89 billion, an increase of 52% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $899 million, up 45% compared to the first quarter of fiscal 2021.
•Calculated Billings: Total calculated billings were $364 million, an increase of 74% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal year 2022. Excluding these changes, calculated billings would have been $293 million, an increase of 40% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $91 million, or 36% of total revenue, compared to a GAAP operating loss of $52 million, or 29% of total revenue, in the first quarter of fiscal 2021.
•Non-GAAP Operating Loss: Non-GAAP operating loss was $16 million, or 6% of total revenue, compared to a non-GAAP operating loss of $12 million, or 7% of total revenue, in the first quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $109 million, compared to a GAAP net loss of $58 million in the first quarter of fiscal 2021. GAAP net loss per share was $0.83, compared to a GAAP net loss per share of $0.47 in the first quarter of fiscal 2021.
•Non-GAAP Net Loss: Non-GAAP net loss was $13 million, compared to a non-GAAP net loss of $7 million in the first quarter of fiscal 2021. Non-GAAP basic and diluted net loss per share was $0.10, compared to a non-GAAP basic and diluted net loss per share of $0.06 in the first quarter of fiscal 2021.

•Cash Flow: Net cash provided by operations was $56 million, or 22% of total revenue, compared to net cash provided by operations of $39 million, or 21% of total revenue, in the first quarter of fiscal 2021. Free cash flow was $53 million, or 21% of total revenue, compared to $30 million, or 16% of total revenue, in the first quarter of fiscal 2021.
•Cash, cash equivalents, and short-term investments were $2.69 billion at April 30, 2021.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
Okta's financial outlook for the second quarter and full year fiscal 2022 includes the expected contribution from the acquisition of Auth0, net of purchase accounting adjustments. The acquisition closed on May 3, 2021.
For the second quarter of fiscal 2022, the Company expects:
•Total revenue of $295 million to $297 million, representing a growth rate of 47% to 48% year-over-year;
•Non-GAAP operating loss of $55 million to $53 million; and
•Non-GAAP net loss per share of $0.36 to $0.35, assuming weighted-average shares outstanding of approximately 154 million.

For the full year fiscal 2022, the Company now expects:
•Total revenue of $1.215 billion to $1.225 billion, representing a growth rate of 45% to 47% year-over-year;
•Non-GAAP operating loss of $172 million to $167 million; and
•Non-GAAP net loss per share of $1.16 to $1.13, assuming weighted-average shares outstanding of approximately 150 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Chief Financial Officer Transition:
Okta also announced today that Mike Kourey is stepping down from his position as Chief Financial Officer, effective June 1, 2021. Kourey will sign the quarterly report on Form 10-Q, which will be filed later today, and he will remain at Okta in an advisory role to help ensure a smooth transition. Brett Tighe, Okta’s Senior Vice President of Finance and Treasurer, has been appointed as interim Chief Financial Officer while the Company conducts a search for a permanent replacement. Tighe has been with Okta for the past six years, most recently leading the FP&A and Treasury functions. Prior to joining Okta, Tighe spent nearly 11 years at Salesforce in various leadership roles within its finance organization.

“I want to thank Mike for his significant contributions to Okta over the five plus years he was the chair of our audit committee and for his leadership as CFO. Mike will always be a friend and considered a member of the Okta family, and we wish him all the best in his future endeavors,” said McKinnon.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on May 26, 2021 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and debt issuance costs and loss on conversion of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning and expected benefits that will be derived from the Auth0 transaction. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; global economic conditions could deteriorate; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 10,650 organizations, including JetBlue, Nordstrom, Siemens, Slack, T-Mobile, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Subscription	$240,058	$173,781
Professional services and other	10,948	9,078
Total revenue	251,006	182,859
Cost of revenue:
Subscription(1)	52,398	37,157
Professional services and other(1)	13,725	11,329
Total cost of revenue	66,123	48,486
Gross profit	184,883	134,373
Operating expenses:
Research and development(1)	68,863	48,494
Sales and marketing(1)	146,521	104,043
General and administrative(1)	60,180	34,035
Total operating expenses	275,564	186,572
Operating loss	(90,681)	(52,199)
Interest expense	(22,760)	(10,764)
Interest income and other, net	4,355	4,899
Loss on conversion of debt	(136)	—
Interest and other, net	(18,541)	(5,865)
Loss before provision for (benefit from) income taxes	(109,222)	(58,064)
Provision for (benefit from) income taxes	10	(402)
Net loss	$(109,232)	$(57,662)

Net loss per share, basic and diluted	$(0.83)	$(0.47)

Weighted-average shares used to compute net loss per share, basic and diluted	131,777	123,494

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2021	2020
Cost of subscription revenue	$7,250	$3,975
Cost of professional services and other	2,342	1,811
Research and development	20,093	11,935
Sales and marketing	21,066	11,160
General and administrative	13,361	8,847
Total stock-based compensation expense	$64,112	$37,728

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$659,886	$434,607
Short-term investments	2,030,180	2,121,584
Accounts receivable, net of allowances	218,474	194,818
Deferred commissions	47,822	45,949
Prepaid expenses and other current assets	55,777	81,609
Total current assets	3,012,139	2,878,567
Property and equipment, net	62,515	62,783
Operating lease right-of-use assets	145,462	149,604
Deferred commissions, noncurrent	110,098	108,555
Intangible assets, net	24,190	27,009
Goodwill	48,023	48,023
Other assets	28,020	24,256
Total assets	$3,430,447	$3,298,797
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,542	$8,557
Accrued expenses and other current liabilities	108,727	53,729
Accrued compensation	48,244	71,906
Convertible senior notes, net	20,781	908,684
Deferred revenue	613,167	502,738
Total current liabilities	800,461	1,545,614
Convertible senior notes, net, noncurrent	1,751,326	857,387
Operating lease liabilities, noncurrent	173,467	179,518
Deferred revenue, noncurrent	11,745	10,860
Other liabilities, noncurrent	10,670	11,375
Total liabilities	2,747,669	2,604,754

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	13	12
Class B common stock	1	1
Additional paid-in capital	1,753,842	1,656,096
Accumulated other comprehensive income	5,610	5,390
Accumulated deficit	(1,076,688)	(967,456)
Total stockholders’ equity	682,778	694,043
Total liabilities and stockholders' equity	$3,430,447	$3,298,797

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(109,232)	$(57,662)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	64,112	37,728
Depreciation, amortization and accretion	13,134	5,466
Amortization of debt discount and issuance costs	21,331	10,357
Amortization of deferred commissions	11,816	8,680
Deferred income taxes	(829)	(905)
Non-cash charitable contributions	2,024	536
Loss on conversion of debt	136	—
Other, net	(3,804)	915
Changes in operating assets and liabilities:
Accounts receivable	(22,747)	18,250
Deferred commissions	(14,861)	(11,865)
Prepaid expenses and other assets	(3,861)	(3,493)
Operating lease right-of-use assets	5,072	4,055
Accounts payable	1,627	3,943
Accrued compensation	(23,837)	2,995
Accrued expenses and other liabilities	10,965	(2,773)
Operating lease liabilities	(6,285)	(4,270)
Deferred revenue	111,314	26,740
Net cash provided by operating activities	56,075	38,697
Cash flows from investing activities:
Capitalization of internal-use software costs	(10)	(1,000)
Purchases of property and equipment	(3,259)	(7,930)
Purchases of securities available for sale and other	(189,533)	(129,079)
Proceeds from maturities and redemption of securities available for sale	344,820	102,293
Proceeds from sales of securities available for sale and other	—	86,320
Purchases of intangible assets	(113)	—
Net cash provided by investing activities	151,905	50,604
Cash flows from financing activities:
Payments for conversions of convertible senior notes	(12)	—
Proceeds from hedges related to convertible senior notes	1	—
Proceeds from stock option exercises	16,190	14,172
Other, net	—	(5)
Net cash provided by financing activities	16,179	14,167
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	647	(1,128)
Net increase in cash, cash equivalents and restricted cash	224,806	102,340
Cash, cash equivalents and restricted cash at beginning of period	448,630	531,953
Cash, cash equivalents and restricted cash at end of period	$673,436	$634,293

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangibles.

	Three Months Ended April 30,
	2021	2020
Gross profit	$184,883	$134,373
Add:
Stock-based compensation expense included in cost of revenue(1)	9,592	5,786
Amortization of acquired intangibles	1,593	1,593
Non-GAAP gross profit	$196,068	$141,752
Gross margin	74%	73%
Non-GAAP gross margin	78%	78%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended April 30,
	2021	2020
Operating loss	$(90,681)	$(52,199)
Add:
Stock-based compensation expense(1)	64,112	37,728
Non-cash charitable contributions	2,024	536
Amortization of acquired intangibles	1,593	1,593
Acquisition-related expenses(2)	7,054	—
Non-GAAP operating loss	$(15,898)	$(12,342)
Operating margin	(36)%	(29)%
Non-GAAP operating margin	(6)%	(7)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Net Loss, Non-GAAP Net Margin and Non-GAAP Net Loss Per Share, Basic and Diluted
We define non-GAAP net loss and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and debt issuance costs and loss on conversion of debt.
We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net loss per share, diluted, includes the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding. Accordingly, the Company did not record any adjustments to non-GAAP net loss for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended April 30,
	2021	2020(1)
Net loss	$(109,232)	$(57,662)
Add:
Stock-based compensation expense(2)	64,112	37,728
Non-cash charitable contributions	2,024	536
Amortization of acquired intangibles	1,593	1,593
Acquisition-related expenses(3)	7,054	—
Amortization of debt discount and debt issuance costs(4)	21,331	10,357
Loss on conversion of debt	136	—
Non-GAAP net loss	$(12,982)	$(7,448)

Net margin	(44)%	(32)%
Non-GAAP net margin	(5)%	(4)%

Weighted-average shares used to compute net loss per share, basic and diluted	131,777	123,494
Non-GAAP weighted-average effect of potentially dilutive securities	—	—
Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, diluted	131,777	123,494

Net loss per share, basic and diluted	$(0.83)	$(0.47)
Non-GAAP net loss per share, basic and diluted(5)	$(0.10)	$(0.06)

(1) Prior period has been adjusted to conform to the current presentation. See footnotes (4) and (5) for additional details.
(2)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) Acquisition-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net loss, effective July 31, 2020. Debt issuance costs included are $0.9 million for the three months ended April 30, 2021 and $0.6 million for the three months ended April 30, 2020.
(5) The total impact of the adjustment noted in footnote (4) for the period noted in footnote (1) above on non-GAAP net loss per share, basic and diluted is $0.01 for the three months ended April 30, 2020.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended April 30,
	2021	2020
Net cash provided by operating activities	$56,075	$38,697
Less:
Purchases of property and equipment	(3,259)	(7,930)
Capitalization of internal-use software costs	(10)	(1,000)
Free cash flow	$52,806	$29,767
Net cash used in investing activities	$151,905	$50,604
Net cash provided by financing activities	$16,179	$14,167
Free cash flow margin	21%	16%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

	Three Months Ended April 30,
	2021	2020
Total revenue	$251,006	$182,859
Add:
Unbilled receivables, current (beginning of period)	2,604	1,026
Deferred revenue, current (end of period)	613,167	392,121
Less:
Unbilled receivables, current (end of period)	(894)	(1,121)
Deferred revenue, current (beginning of period)	(502,738)	(365,236)
Current calculated billings	363,145	209,649
Add:
Deferred revenue, noncurrent (end of period)	11,745	6,070
Less:
Deferred revenue, noncurrent (beginning of period)	(10,860)	(6,214)
Calculated billings	$364,030	$209,505